EXHIBIT 23(a)
                         CONSENT OF INDEPENDENT AUDITORS

            We hereby consent to the incorporation by reference in this registration statement of First South Africa Corp., Ltd., on Post-Effective Amendment No. 2 on Form S-3 to Form S-1 (Registration No. 33-99180) of our report dated September 19, 1997 in the Annual Report on Form 10-K filed on September 29, 1997 (File No. 0-27494) and on our audits of the consolidated financial statements of First South Africa Corp., Ltd. and subsidiaries as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997.


/s/ PRICE WATERHOUSE
----------------------------
PRICE WATERHOUSE
Chartered Accountants (SA)

Sandton, South Africa

April 9, 1998


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